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                                                                    EXHIBIT 15.0

                   AWARENESS LETTER FROM INDEPENDENT AUDITORS

July 15, 2003

Board of Directors
Liquidmetal Technologies, Inc.
100 North Tampa Street
Suite 3150
Tampa, Florida 33602

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Liquidmetal Technologies, Inc. and subsidiaries for the periods ended June 30, 2003 and 2002 as indicated in our report dated July 15, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, is incorporated by reference in Registration Statement No. 333-101447 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP
Tampa, Florida